Utz Brands Reports First Quarter 2024 Results

Hanover, PA – May 2, 2024 – Utz Brands, Inc. (NYSE: UTZ) (“Utz” or the “Company”), a leading U.S. manufacturer of branded salty snacks and a small-cap growth and value Staples equity, today reported financial results for the Company’s fiscal first quarter ended March 31, 2024.

1Q’24 Summary(1)
•Net sales of $346.5 million
•Organic Net Sales increased 1.5%
•Gross Profit Margin expansion of 480 bps
•Adjusted Gross Margin expansion of 280 bps
•Net income of $2.4 million vs. net loss of $(14.5) million
•Adjusted EBITDA increased 7.4% to $43.4 million
•Basis loss per share of $(0.05)
•Adjusted Earnings per share increased 27.3% to $0.14

FY’24 Outlook
•Reaffirming Organic Net Sales and Adjusted EBITDA outlook
•Raising Adjusted Earnings per Share outlook

Recent Developments
•On April 17, 2024 completed repricing of $630 million Term Loan due in January 2028 (“Term Loan”) resulting in a lower interest rate
•On April 22, 2024 completed disposition of two manufacturing facilities for total consideration of $18.5 million, subject to customary adjustments
•Disposition and repricing transactions help further reduce net debt and interest expense subsequent to the first quarter of 2024

“I’m pleased with our strong start to the year, as we gained dollar, pound, and unit share in the Salty Snacks category in the first quarter. In addition, we delivered our fifth consecutive quarter of year-over-year Adjusted EBITDA Margin expansion, and we drove 27% Adjusted Earnings per Share growth,” said Howard Friedman, Chief Executive Officer of Utz. “As we continue to execute our supply chain transformation strategy, our recent plant dispositions will allow us to focus on the next phase of our optimization efforts as we invest in our remaining facilities and continue to deliver on our value creation initiatives. We are on track to deliver our 2024 outlook and remain confident in delivering the 2026 targets that we introduced at our Investor Day in December.”

(1) All comparisons for the first quarter of 2024 are compared to the first quarter ended April 2, 2023.

First Quarter 2024 Financial Highlights

	13-Weeks Ended
(in $millions, except per share amounts)	March 31, 2024	April 2, 2023	% Change

Net Sales	$346.5	$351.4	(1.4)%
Organic Net Sales	348.0	342.9	1.5%

Gross Profit	119.6	104.5	14.4%
Gross Profit Margin	34.5%	29.7%	480	bps
Adjusted Gross Profit	128.8	121.0	6.4%
Adjusted Gross Profit Margin	37.2%	34.4%	280	bps

Net Income (Loss)	2.4	(14.5)	nm
Net Income (Loss) Margin	0.7%	(4.1)%	nm
Adjusted Net Income	20.8	15.0	38.7%
Adjusted EBITDA	43.4	40.4	7.4%
Adjusted EBITDA Margin	12.5%	11.5%	100	bps
Basic Loss Per Share(1)	$(0.05)	$(0.11)	nm
Adjusted Earnings Per Diluted Share(1)	$0.14	$0.11	27.3%
(1) On an As-Converted Basis
See the description of the Non-GAAP financial measures used in this press release and reconciliations of such Non-GAAP measures to the most comparable GAAP measures in the tables that accompany this press release.

First Quarter 2024 Results

First quarter net sales were $346.5 million compared to $351.4 million in the prior year period. The divestiture of the R.W. Garcia® and Good Health® brands impacted net sales growth by (2.5%), and the Company’s continued shift to independent operators (“IOs”) and the resulting increase in sales discounts impacted net sales growth by an estimated (0.4%). Organic Net Sales increased 1.5% led by increased volume/mix of 1.1% driven by strong growth of the Company’s Power Brands, and net price realization of 0.4%.

For the 13-week period ended March 31, 2024, the Company’s retail sales, as measured by Circana MULO-C, increased 4.1% versus the prior-year period led by volume growth of 4.6%. The Company’s total Power Brands’ retail sales increased 4.9% versus the prior-year period(1) and the Company’s Power Four Brands of Utz®, On The Border®, Zapp’s® and Boulder Canyon® increased 6.0%.

(1) Circana Total US MULO-C, custom Utz Brands hierarchy, on a pro forma basis.

Gross profit margin was 34.5% compared to 29.7% in the prior year period. Adjusted Gross Profit Margin was 37.2% compared to 34.4% in the prior year period as the benefits from productivity, favorable sales mix, and pricing, more than offset supply chain cost inflation and investments to support the Company’s productivity initiatives. The continued shift to IOs impacted Adjusted Gross Profit Margin by approximately 40 basis points, but with offsetting benefits in Selling, Distribution, and Administrative (“SD&A”) expense.

SD&A expenses increased 3.1% compared to the prior year period. Adjusted SD&A Expense increased 6.0% compared to the prior year period primarily due to increased marketing spend, higher distribution costs, and investments in capabilities. These expenses were partially offset by a reduction in selling costs from the shift to IO’s and productivity benefits.

The Company reported net income of $2.4 million compared to a net loss of $(14.5) million in the prior year period. Adjusted Net Income in the quarter increased 38.7% to $20.8 million compared to $15.0 million in the prior year period.

Adjusted Earnings per Share increased 27.3% to $0.14 compared to $0.11 in the prior year period. The Adjusted Earnings per Share growth in the first quarter was the result of operating earnings growth, lower core depreciation and amortization expense, and lower interest expense.

Adjusted EBITDA increased 7.4% to $43.4 million, or 12.5% as a percentage of net sales, compared to Adjusted EBITDA of $40.4 million, or 11.5% as a percentage of net sales, in the prior year period. The Adjusted EBITDA margin improvement was driven by Adjusted Gross Margin expansion primarily due to the Company’s productivity programs and lower commodity costs.

Balance Sheet and Cash Flow Highlights

•As of March 31, 2024
◦Total liquidity of $198.9 million, consisting of cash on hand of $47.0 million and $151.9 million available under the Company’s revolving credit facility.
◦Net debt of $728.0 million resulting in a Net Leverage Ratio of 3.8x based on trailing twelve months Normalized Adjusted EBITDA of $190.1 million.
◦Subsequent to quarter-end, the Company:
▪Used ~$9.0 million in net proceeds from its most recent dispositions to pay down long-term debt and put ~$5.0 million on the balance sheet resulting in a ~$14.0 million reduction of net debt.
▪Completed a repricing of its $630 million Term Loan which reduced the applicable interest rate on the Term Loan by approximately 36 bps (assuming one-month SOFR) from Term SOFR plus a credit spread adjustment plus 3.00% to Term SOFR plus 2.75%.
▪The Company estimates that the combination of the ~$9.0 million debt paydown and the repricing of the Term Loam will result in cash interest expense savings of ~$3.0 million annually.

•For the thirteen weeks ended March 31, 2024
◦Cash flow used in operations was $(9.1) million, which reflects the seasonal use of working capital.
◦Capital expenditures were $13.6 million, and dividend and distributions paid were $8.0 million.

Fiscal Year 2024 Outlook

The Company is reaffirming its outlook for Organic Net Sales and Adjusted EBITDA growth, and raising its outlook for Adjusted Earnings per Share growth.

•Organic Net Sales growth of ~3% or better driven by volume growth, and assumes net sales to be impacted by ~$45 million due to the sale of the Good Health® and R.W. Garcia® brands.

•Adjusted EBITDA growth of 5% to 8% and assumes the estimated impact of the forgone contribution to Adjusted EBITDA from the brand dispositions are mostly offset by accelerated cost savings and the transition services agreement.

•Adjusted EPS growth of 23% to 28% (previously 16% to 21%); the improved growth expectation in 2024 is the result of a more favorable effective tax rate, lower interest expense after factoring in the use of net proceeds to pay down long term debt from the April 2024 manufacturing plant dispositions, and the favorable repricing of the Company’s Term Loan.

The Company also expects:

•An effective tax rate (normalized GAAP basis tax expense, which excludes one-time items) in the range of 18% to 20% (previously 19% to 21%);
•Interest expense of ~$47 million (previously ~$50 million);
•Capital expenditures in the range of $80 to $90 million (unchanged); and
•Net Leverage Ratio of ~3.6x (unchanged) at year-end fiscal 2024.

With respect to projected fiscal 2024 Organic Net Sales, Adjusted EBITDA and Adjusted Earnings Per Share, a quantitative reconciliation is not available without unreasonable efforts due to the high variability, complexity, and low visibility with respect to certain items which are excluded from Organic Net Sales, Adjusted EBITDA and Adjusted Earnings Per Share, respectively. We expect the variability of these items to have a potentially unpredictable, and potentially significant, impact on our future financial results.

Conference Call and Webcast Presentation

The Company will host a conference call to discuss these results today at 8:30 a.m. Eastern Time. Please visit the “Events & Presentations” section of Utz’s Investor Relations website at https://investors.utzsnacks.com to access the live listen-only webcast and presentation. Participants can also dial in over the phone by calling 1-888-596-4144. The Event Plus passcode is 3860587. The Company has also posted presentation slides and additional supplemental financial information, which are available now on Utz’s Investor Relations website.

A replay will be archived online and is also available telephonically approximately two hours after the call concludes through Thursday, May 9, 2024, by dialing 1-800-770-2030, and entering the Event Plus passcode 3860587.

About Utz Brands, Inc.

Utz Brands, Inc. (NYSE: UTZ) manufactures a diverse portfolio of savory snacks through popular brands, including Utz®, On The Border® Chips & Dips, Zapp’s®, and Boulder Canyon®, among others.

After a century with a strong family heritage, Utz continues to have a passion for exciting and delighting consumers with delicious snack foods made from top-quality ingredients. Utz's products are distributed nationally through grocery, mass merchandisers, club, convenience, drug, and other channels. Based in Hanover, Pennsylvania, Utz has multiple manufacturing facilities located across the U.S. to serve our growing customer base. For more information, please visit the company’s website or call 1‐800‐FOR‐SNAX.

Investors and others should note that Utz announces material financial information to its investors using its investor relations website, U.S. Securities and Exchange Commission (the “Commission”) filings, press releases, public conference calls, and webcasts. Utz uses these channels, as well as social media, to communicate with our stockholders and the public about the Company, the Company’s products and other Company information. It is possible that the information that Utz posts on social media could be deemed to be material information. Therefore, Utz encourages investors, the media, and others interested in the Company to review the information posted on the social media channels listed on Utz’s investor relations website.

Investor Contact
Kevin Powers
Utz Brands, Inc.
kpowers@utzsnacks.com

Media Contact
Kevin Brick
Utz Brands, Inc.
kbrick@utzsnacks.com

Forward-Looking Statements

This press release includes certain statements made herein that are not historical facts but are “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, as amended. The forward-looking statements generally are accompanied by or include, without limitation, statements such as “will”, “expect”, “intends”, “goal” or other similar words, phrases or expressions. These forward-looking statements include future plans for the Company, the estimated or anticipated future results and benefits of the Company’s future plans and operations, plans related to transformation of the Company’s supply chain; the Company’s product mix; the Company’s ability to reduce debt and the anticipated interest expense savings from the repricing of the $630 million Term Loan ; the Company’s cost savings plans and the Company’s logistics optimization efforts; the estimated or anticipated future results and benefits of the Company’s plans and operations; the effects of inflation or supply chain disruptions on the Company or its business; the benefits of the Company’s productivity initiatives, , the effects of the Company’s marketing and innovation initiatives, future capital structure, future opportunities for the Company, statements regarding the Company’s projected balance sheet and liabilities, including net leverage, and other statements that are not historical facts. These statements are based on the current expectations of the Company’s management and are not predictions of actual performance. These statements are subject to a number of risks and uncertainties and the Company’s business and actual results may differ materially. Factors that may cause such differences include, but are not limited to: the risk that the Company’s gross profit margins may be adversely impacted by a variety of factors, including variations in raw materials pricing, retail customer requirements and mix, sales velocities and required promotional support; changes in consumers’ loyalty to the Company’s brands due to factors beyond the Company’s control; including changes in consumer spending due to factors such as increasing household debt; changes in demand for the Company’s products affected by changes in consumer preferences and tastes or if the Company is unable to innovate or market its products effectively, particularly in the Company’s Expansion geographies; costs associated with building brand loyalty and interest in the Company’s products, which may be affected by actions by the Company’s competitors’ that result in the Company’s products not suitably differentiated from the products of their competitors; consolidation of key suppliers to the Company; inability of the Company to adopt efficiencies into its manufacturing processes, including automation and labor optimization, its network, including through plant consolidation and lowest landed cost for shipping its products or its logistics operations; fluctuations in results of operations of the Company from quarter to quarter because of changes in promotional activities; the possibility that the Company may be adversely affected by other economic, business or competitive factors; the risk that recently completed business combinations and other acquisitions recently completed by the Company (collectively, the “Business Combinations”) or dispositions disrupt plans and operations; the ability to recognize the anticipated benefits of such Business Combinations or dispositions, which may be affected by, among other things, competition and the ability of the Company to grow and manage growth profitably and retain its key employees; the outcome of any legal proceedings that may be instituted against the Company following the consummation of such Business Combinations or dispositions; changes in applicable law or regulations; costs related to the Business Combinations or dispositions; the ability of the Company to maintain the listing of the Company’s Class A Common Stock on the New York Stock Exchange; the inability of the Company to develop and maintain effective internal controls; and other risks and uncertainties set forth in the section entitled “Risk Factors” and “Forward-Looking Statements” in the Company’s Annual Report on Form 10-K filed with the Commission, for the fiscal year ended December 31, 2023 and other reports filed by the Company with the Commission. In addition, forward-looking statements provide the Company’s expectations, plans or forecasts of future events and views as of the date of this communication. These forward-looking statements should not be relied upon as representing the Company’s assessments as of any date subsequent to the date of this communication. The Company cautions investors not to place undue reliance upon any forward-looking statements, which speak only as of the date made. The Company does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based, except as otherwise required by law.

Non-GAAP Financial Measures:

Utz uses non-GAAP financial information and believes it is useful to investors as it provides additional information to facilitate comparisons of historical operating results, identify trends in our underlying operating results and provide additional insight and transparency on how we evaluate the business. We use non-GAAP financial measures to budget, make operating and strategic decisions, and evaluate our performance. These non-GAAP financial measures do not represent financial performance in accordance with generally accepted accounted principles in the United States (“GAAP”) and may exclude items that are significant to understanding and assessing financial results. Therefore, these measures should not be considered in isolation or as an alternative to net income, cash flows from operations, earnings per share or other measures of profitability, liquidity or performance under GAAP. You should be aware that the presentation of these measures may not be comparable to similarly titled measures used by other companies.

Management believes that non-GAAP financial measures should be considered as supplements to the GAAP measures reported, should not be considered replacements for, or superior to, the GAAP measures and may not be comparable to similarly named measures used by other companies. The Company’s calculation of the non-GAAP financial measures may differ from methods used by other companies. We believe that these non-GAAP financial measures provide useful information to investors regarding certain financial and business trends relating to the financial condition and results of operations of the Company to date when considered with both the GAAP results and the reconciliations to the most comparable GAAP measures, and that the presentation of non-GAAP financial measures is useful to investors in the evaluation of our operating performance compared to other companies in the salty snack industry, as similar measures are commonly used by the companies in this industry. These non-GAAP financial measures are subject to inherent limitations as they reflect the exercise of judgments by management about which expense and income are excluded or included in determining these non-GAAP financial measures. The non-GAAP financial measures are not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures. As new events or circumstances arise, these definitions could change. When the definitions change, we will provide the updated definitions and present the related non-GAAP historical results on a comparable basis.

Utz uses the following non-GAAP financial measures in its financial communications, and in the future could use others:
•Organic Net Sales
•Adjusted Gross Profit
•Adjusted Gross Profit as % of Net Sales (Adjusted Gross Profit Margin)
•Adjusted Selling, Distribution, and Administrative Expense
•Adjusted Selling, Distribution, and Administrative Expense as % of Net Sales
•Adjusted Net Income
•Adjusted Earnings Per Share
•EBITDA
•Adjusted EBITDA
•Adjusted EBITDA as % of Net Sales (Adjusted EBITDA Margin)
•Normalized Adjusted EBITDA
•Net Leverage Ratio

Organic Net Sales is defined as net sales excluding the impacts of acquisitions, divestitures and IO route conversions.

Adjusted Gross Profit represents Gross Profit excluding Depreciation and Amortization expense, a non-cash item. In addition, Adjusted Gross Profit excludes the impact of costs that fall within the categories of non-cash adjustments and non-recurring items such as those related to stock-based compensation, hedging and purchase commitments adjustments, asset impairments, acquisition, and integration costs, business transformation initiatives, and financing-related costs. Adjusted Gross Profit is one of the key performance indicators that our management uses to evaluate operating performance. We also report Adjusted Gross Profit as a percentage of Net Sales as an additional measure for investors to evaluate our Adjusted Gross Profit Margin on Net Sales.

Adjusted Selling, Distribution, and Administrative Expense is defined as all Selling, Distribution, and Administrative expense excluding Depreciation and Amortization expense, a non- cash item. In addition, Adjusted Selling, Distribution, and Administrative Expense excludes the impact of costs that fall within the categories of non-cash adjustments and non-recurring items such as those related to stock-based compensation, hedging and purchase commitments adjustments, asset impairments, acquisition and integration costs, business transformation initiatives, and financing-related costs. We also report Adjusted Selling, Distribution, and Administrative Expense as a percentage of Net Sales as an additional measure for investors to evaluate our Adjusted Selling, Distribution, and Administrative Margin on Net Sales.

Adjusted EBITDA is defined as EBITDA further adjusted to exclude certain non-cash items, such as stock-based compensation, hedging and purchase commitments adjustments, asset impairments, acquisition and integration costs, business transformation initiatives; and financing-related costs. Adjusted EBITDA is one of the key performance indicators we use in evaluating our operating performance and in making financial, operating, and planning decisions. We believe Adjusted EBITDA is useful to the users of this release because the financial information contained in the release can be used in the evaluation of Utz’s operating performance compared to other companies in the salty snack industry, as similar measures are commonly used by companies in this industry. We also provide in this release, Adjusted EBITDA as a percentage of Net Sales, as an additional measure for readers to evaluate our Adjusted EBITDA Margin on Net Sales.

Adjusted Earnings Per Share is defined as Adjusted Net Income (as defined, herein) divided by the weighted average shares outstanding for each period on a fully diluted basis, assuming the Private Placement Warrants are net settled and the Shares of Class V Common Stock held by Continuing Members are converted to Class A Common Stock.

EBITDA is defined as Net Income before Interest, Income Taxes, and Depreciation and Amortization.

Adjusted EBITDA is defined as EBITDA further adjusted to exclude certain non-cash items, such as stock-based compensation, hedging and purchase commitments adjustments, and asset impairments; acquisition and integration costs; business transformation initiatives; and financing-related costs. Adjusted EBITDA is one of the key performance indicators we use in evaluating our operating performance and in making financial, operating, and planning decisions. We believe Adjusted EBITDA is useful to the users of this release because the financial information contained in the release can be used in the evaluation of Utz’s operating performance compared to other companies in the salty snack industry, as similar measures are commonly used by companies in this industry. We also provide in this release, Adjusted EBITDA as a percentage of Net Sales, as an additional measure for readers to evaluate our Adjusted EBITDA Margin on Net Sales.

Normalized Adjusted EBITDA is defined as Adjusted EBITDA after giving effect to pre-acquisition Adjusted EBITDA for certain acquisitions and dispositions from time to time.

Net Leverage Ratio is defined as Normalized Adjusted EBITDA divided by Net Debt. Net Debt is defined as Gross Debt less Cash and Cash Equivalents.

Utz Brands, Inc.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
For the thirteen weeks ended March 31, 2024 and April 2, 2023
(In thousands, except share information)
(Unaudited)

	Thirteen weeks ended March 31, 2024	Thirteen weeks ended April 2, 2023
Net sales	$346,523	$351,433
Cost of goods sold	226,950	246,937
Gross profit	119,573	104,496

Selling, distribution, and administrative expenses
Selling and distribution	73,666	65,046
Administrative	35,782	41,040
Total selling, distribution, and administrative expenses	109,448	106,086

Loss on sale of assets, net	(470)	(508)

Income (loss) from operations	9,655	(2,098)

Other income (expense), net
Gain on sale of business	44,015	—
Interest expense	(13,831)	(14,378)
Other income	910	1,615
Loss on remeasurement of warrant liability	(11,808)	(2,232)
Other income (expense), net	19,286	(14,995)

Income (loss) before taxes	28,941	(17,093)
Income tax expense (benefit)	26,544	(2,611)
Net income (loss)	2,397	(14,482)

Net (income) loss attributable to noncontrolling interest	(6,387)	5,355
Net loss attributable to controlling interest	$(3,990)	$(9,127)

Loss per Class A Common stock: (in dollars)
Basic	$(0.05)	$(0.11)
Diluted	$(0.05)	$(0.11)
Weighted-average shares of Class A Common stock outstanding
Basic	81,389,465	80,978,008
Diluted	81,389,465	80,978,008

Net income (loss)	$2,397	$(14,482)
Other comprehensive income (loss):
Change in fair value of interest rate swap	4,659	(10,325)
Comprehensive income (loss)	7,056	(24,807)
Net comprehensive (income) loss attributable to noncontrolling interest	(8,352)	9,722
Net comprehensive loss attributable to controlling interest	$(1,296)	$(15,085)

Utz Brands, Inc.
CONSOLIDATED BALANCE SHEETS
March 31, 2024 and December 31, 2023
(In thousands, except per share information)

	As of March 31, 2024	As of December 31, 2023
	(Unaudited)
ASSETS
Current Assets
Cash and cash equivalents	$47,004	$52,023
Accounts receivable, less allowance of $3,103 and $2,933, respectively	135,227	135,130
Inventories	104,586	104,666
Prepaid expenses and other assets	36,978	30,997
Current portion of notes receivable	4,987	5,237
Total current assets	328,782	328,053
Non-current Assets
Assets held for sale	3,253	7,559
Property, plant and equipment, net	295,836	318,881
Goodwill	870,695	915,295
Intangible assets, net	1,011,237	1,063,413
Non-current portion of notes receivable	11,477	12,413
Other assets	103,972	101,122
Total non-current assets	2,296,470	2,418,683
Total assets	$2,625,252	$2,746,736
LIABILITIES AND EQUITY
Current Liabilities
Current portion of term debt	$20,651	$21,086
Current portion of other notes payable	7,696	7,649
Accounts payable	115,651	124,361
Accrued expenses and other	91,278	77,590
Total current liabilities	235,276	230,686
Non-current portion of term debt and revolving credit facility	736,246	878,511
Non-current portion of other notes payable	19,086	19,174
Non-current accrued expenses and other	73,691	76,720
Non-current warrant liability	55,080	43,272
Deferred tax liability	115,785	114,690
Total non-current liabilities	999,888	1,132,367
Total liabilities	1,235,164	1,363,053
Commitments and Contingencies
Shares of Class A Common Stock, $0.0001 par value; 1,000,000,000 shares authorized; 81,406,827 and 81,187,977 shares issued and outstanding as of March 31, 2024 and December 31, 2023, respectively	8	8
Shares of Class V Common Stock, $0.0001 par value; 61,249,000 shares authorized; 59,349,000 shares issued and outstanding as of March 31, 2024 and December 31, 2023	6	6
Additional paid-in capital	952,227	944,573
Accumulated deficit	(306,842)	(298,049)
Accumulated other comprehensive income	25,652	22,958
Total stockholders' equity	671,051	669,496
Noncontrolling interest	719,037	714,187
Total equity	1,390,088	1,383,683
Total liabilities and equity	$2,625,252	$2,746,736

Utz Brands, Inc.
CONSOLIDATED STATEMENTS OF CASH FLOWS
For the thirteen weeks ended March 31, 2024 and April 2, 2023
(In thousands)
(Unaudited)

	Thirteen weeks ended March 31, 2024	Thirteen weeks ended April 2, 2023
Cash flows from operating activities
Net income (loss)	$2,397	$(14,482)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Impairment and other charges	—	1,945
Depreciation and amortization	18,302	20,094
Gain on sale of business	(44,015)	—
Loss on remeasurement of warrant liability	11,808	2,232
Loss on sale of assets	470	508
Share-based compensation	3,913	4,634
Deferred taxes	6,159	357
Deferred financing costs	1,760	5
Changes in assets and liabilities:
Accounts receivable, net	(8,578)	(71)
Inventories	(6,190)	(5,450)
Prepaid expenses and other assets	(6,503)	(2,123)
Accounts payable and accrued expenses and other	11,412	(16,092)
Net cash used in operating activities	(9,065)	(8,443)
Cash flows from investing activities
Purchases of property and equipment	(13,630)	(13,906)
Proceeds from sale of property and equipment	6,006	451
Proceeds from sale of business	167,500	—
Proceeds from sale of routes	7,199	6,127
Proceeds from the sale of IO notes	855	867
Notes receivable	(9,919)	(7,557)
Net cash provided by (used in) investing activities	158,011	(14,018)
Cash flows from financing activities
Borrowings on line of credit	37,000	20,000
Repayments on line of credit	(37,119)	—
Borrowings on term debt and notes payable	9,798	2,331
Repayments on term debt and notes payable	(154,239)	(6,244)
Payments of tax withholding requirements for employee stock awards	(1,397)	(589)
Dividends	(4,625)	(4,663)
Distribution to noncontrolling interest	(3,383)	(3,383)
Net cash (used in) provided by financing activities	(153,965)	7,452
Net decrease in cash and cash equivalents	(5,019)	(15,009)
Cash and cash equivalents at beginning of period	52,023	72,930
Cash and cash equivalents at end of period	$47,004	$57,921

Reconciliation of Non-GAAP Financial Measures to Reported Financial Measures

Net Sales and Organic Net Sales

	13-Weeks Ended
(dollars in millions)	March 31, 2024	April 2, 2023	Change
Net Sales as Reported	$346.5	$351.4	(1.4)%
Impact of Dispositions	—	(8.5)
Impact of IO Conversions	1.5	—
Organic Net Sales (1)	$348.0	$342.9	1.5%
(1) Organic Net Sales excludes the Impact of Dispositions and the Impact of IO Conversions that took place after Q1 2023.

Gross Profit and Adjusted Gross Profit

	13-Weeks Ended
(dollars in millions)	March 31, 2024	April 2, 2023
Gross Profit	$119.6	$104.5
Depreciation and Amortization	7.2	8.6
Non-Cash, Non-recurring adjustments	2.0	7.9
Adjusted Gross Profit	$128.8	$121.0
Adjusted Gross Profit as a % of Net Sales	37.2%	34.4%

Adjusted Selling, Distribution, and Administrative Expense

	13-Weeks Ended
(dollars in millions)	March 31, 2024	April 2, 2023
Selling, Distribution, and Administrative Expense	$109.4	$106.1
Depreciation and Amortization in SD&A Expense	(11.1)	(11.5)
Non-Cash, and/or Non-recurring Adjustments	(12.9)	(14.0)
Adjusted Selling, Distribution, and Administrative Expense	$85.4	$80.6
Adjusted SD&A Expense as a % of Net Sales	24.6%	22.9%

Adjusted Net Income

	13-Weeks Ended
(dollars in millions, except per share data)	March 31, 2024	April 2, 2023
Net Income (Loss)	$2.4	$(14.5)
Income Tax Expense (Benefit)	26.5	(2.6)
Income (loss) Before Taxes	28.9	(17.1)
Deferred Financing Fees	1.8	—
Acquisition Step-Up Depreciation and Amortization	11.5	11.9
Certain Non-Cash Adjustments	4.0	9.2
Acquisition, Divestiture and Integration	(38.4)	3.7
Business and Transformation Initiatives	5.8	8.2
Financing-Related Costs	—	0.1
Loss on Remeasurement of Warrant Liability	11.8	2.2
Other Non-Cash and/or Non-Recurring Adjustments	(3.5)	35.3
Adjusted Earnings before Taxes	25.4	18.2
Taxes on Earnings as Reported	(26.5)	2.6
Income Tax Adjustments(1)	21.9	(5.8)
Adjusted Taxes on Earnings	(4.6)	(3.2)
Adjusted Net Income	$20.8	$15.0

Average Weighted Basic Shares Outstanding on an As-Converted Basis	140.7	140.3
Fully Diluted Shares on an As-Converted Basis	144.0	142.8
Adjusted Earnings Per Share	$0.14	$0.11

(1) Income Tax Adjustment calculated as (Loss) Income before taxes plus (i) Acquisition, Step-Up Depreciation and Amortization and (ii) Other Non-Cash and/or Non-Recurring Adjustments, multiplied by a normalized GAAP effective tax rate, minus the actual tax provision recorded in the Consolidated Statement of Operations and Comprehensive Loss. The normalized GAAP effective tax rate excludes one-time items such as the impact of tax rate changes on deferred taxes and changes in valuation allowances.

Depreciation & Amortization

	13-Weeks Ended
(dollars in millions)	March 31, 2024	April 2, 2023
Core D&A - Non-Acquisition-related included in Gross Profit	$4.6	$5.8
Step-Up D&A - Transaction-related included in Gross Profit	2.6	2.8
Depreciation & Amortization - included in Gross Profit	7.2	8.6

Core D&A - Non-Acquisition-related included in SD&A Expense	2.2	2.4
Step-Up D&A - Transaction-related included in SD&A Expense	8.9	9.1
Depreciation & Amortization - included in SD&A Expense	11.1	11.5

Depreciation & Amortization - Total	$18.3	$20.1

Core Depreciation and Amortization	$6.8	$8.2
Step-Up Depreciation and Amortization	11.5	11.9
Total Depreciation and Amortization	$18.3	$20.1

EBITDA and Adjusted EBITDA

	13-Weeks Ended
(dollars in millions)	March 31, 2024	April 2, 2023
Net Income (Loss)	$2.4	$(14.5)
Plus non-GAAP adjustments:
Income Tax Expense (Benefit)	26.5	(2.6)
Depreciation and Amortization	18.3	20.1
Interest Expense, Net	13.8	14.4
Interest Income from IO loans(1)	(0.8)	(0.4)
EBITDA	60.2	17.0
Certain Non-Cash Adjustments(2)	4.0	9.2
Acquisition, Divestiture and Integration(3)	(38.4)	3.7
Business Transformation Initiatives(4)	5.8	8.2
Financing-Related Costs(5)	—	0.1
Loss on Remeasurement of Warrant Liabilities(6)	11.8	2.2
Adjusted EBITDA	$43.4	$40.4

Net income (loss) as a % of Net Sales	0.7%	(4.1)%
Adjusted EBITDA as a % of Net Sales	12.5%	11.5%

(1)Interest Income from IO loans refer to Interest Income that we earn from IO notes receivable that have resulted from our initiatives to transition from RSP distribution to IO distribution ("Business Transformation Initiatives"). There is a notes payable recorded that mirrors most of the IO notes receivable, and the interest expense associated with the notes payable is part of the Interest Expense, Net adjustment.
(2)Certain Non-Cash Adjustments are comprised primarily of the following:
Incentive programs – The Company incurred $3.9 million and $4.6 million of share-based compensation expense, that was awarded to associates and directors, and compensation expense associated with the employee stock purchase plan for the thirteen weeks ended March 31, 2024 and April 2, 2023, respectively.
Asset Impairments and Write-Offs — For the thirteen weeks ended April 2, 2023, the Company recorded an adjustment for an impairment of $1.9 million related to fixed assets.
Purchase Commitments and Other Adjustments – We have purchase commitments for specific quantities at fixed prices for certain of our products’ key ingredients. To facilitate comparisons of our underlying operating results, this adjustment was made to remove the volatility of purchase commitments related to unrealized gains and losses. The adjustment related to Purchase Commitments and Other Adjustments was $0.1 million and $2.7 million for the thirteen weeks ended March 31, 2024 and April 2, 2023, respectively.
(3)Adjustment for Acquisition, Divestiture and Integration Costs and (Gains) – This is comprised of consulting, transaction services, and legal fees incurred for acquisitions and divestitures and certain potential acquisitions and divestitures, in addition to expenses associated with integrating recent acquisitions. Such expenses were $5.6 million for the thirteen weeks ended March 31, 2024. Also included for the thirteen weeks ended March 31, 2024 was a gain of $44.0 million related to the Good Health and R.W. Garcia Sale. These expenses were $4.9 million for the thirteen weeks ended April 2, 2023, offset by $1.2 million of income for the reduction of the Tax Receivable Agreement Liability associated with the Business Combination.
(4)Business Transformation Initiatives Adjustment – This adjustment is related to consultancy, professional, and legal fees incurred for specific initiatives and structural changes to the business that do not reflect the cost of normal business operations. In addition, gains and losses realized from the sale of distribution rights to IOs and the subsequent disposal of trucks, severance costs associated with the elimination of RSP positions, and enterprise resource planning system transition costs, fall into this category. The Company incurred such costs of $5.8 million and $8.2 million for the thirteen weeks ended March 31, 2024 and April 2, 2023, respectively.
(5)Financing-Related Costs – These costs include adjustments for various items related to raising debt and equity capital or debt extinguishment costs.
(6)Gains and losses related to the changes in the remeasurement of warrant liabilities are not expected to be settled in cash, and when exercised would result in a cash inflow to the Company with the Warrants converting to Class A Common Stock with the liability being extinguished and the fair value of the Warrants at the time of exercise being recorded as an increase to equity.

Normalized Adjusted EBITDA

	FY 2023						FY 2024
(dollars in millions)	Q1	Q2	Q3	Q4	FY 2023		Q1	TTM
Adjusted EBITDA	$40.4	$45.2	$52.1	$49.4	$187.2	(1)	$43.4	$190.1
Pre-Acquisition Adjusted EBITDA(1)	—	—	—	—	—		—	—
Normalized Adjusted EBITDA	$40.4	$45.2	$52.1	$49.4	$187.2	(1)	$43.4	$190.1

(1) Does not total due to rounding.

Net Debt and Leverage Ratio

(dollars in millions)	As of March 31, 2024
Term Loan	$630.3
Real Estate Loan	70.9
ABL Facility	0.2
Capital Leases(1)	73.5
Deferred Purchase Price	0.1
Gross Debt(2)	775.0
Cash and Cash Equivalents	47.0
Total Net Debt	$728.0

Last 52-Weeks Normalized Adjusted EBITDA	$190.1

Net Leverage Ratio(3)	3.8x

(1) Capital Leases include equipment term loans and exclude the impact of step-up accounting.
(2) Excludes amounts related to guarantees on IO loans which are collateralized by routes. The Company has the ability to recover substantially all of the outstanding loan value in the event of a default scenario, which historically has been uncommon.
(3) Based on Normalized Adjusted EBITDA of $190.1 million.